                        FOURTH AMENDMENT TO
        AMENDED AND RESTATED SENIOR NOTE PURCHASE AGREEMENT


       This FOURTH AMENDMENT TO AMENDED AND RESTATED SENIOR NOTE PURCHASE AGREEMENT (this "Amendment"), dated as of June 30, 1996, is entered into by and among MERISEL AMERICAS, INC., a Delaware corporation (the "Company"), MERISEL, INC., a Delaware corporation ("Merisel, Inc.") and each of the Noteholders identified on the signature pages hereof (collectively, the "Noteholders" and individually, a "Noteholder"), and amends that certain Amended and Restated Senior Note Purchase Agreement dated as of December 23, 1993, by and among the Company and the original Purchasers of the Notes therein referred to, as amended by that certain First Amendment to Amended and Restated Senior Note Purchase Agreement dated as of September 30, 1994, that certain Second Amendment to Amended and Restated Senior Note Purchase Agreement dated as of June 23, 1995 and that certain Third Amendment and Waiver to Amended and Restated Senior Note Purchase Agreement dated as of April 12, 1996 (as so amended, the "Existing Senior Note Purchase Agreement", and as amended hereby, the "Senior Note Purchase Agreement"). Capitalized terms used and not otherwise defined in this Amendment shall have the same meanings in this Amendment as set forth in the Existing Senior Note Purchase Agreement.

                             RECITALS

       The parties hereto have agreed to amend the Existing
Senior Note Purchase Agreement as hereinafter set forth in accordance with Section 8.1 of the Existing Senior Note Purchase
Agreement.

       NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree to amend the Existing Senior Note
Purchase Agreement as follows:

                             AGREEMENT

  SECTION 1. Amendments. On the terms of this Amendment and subject to the satisfaction of the conditions precedent set forth in Section 3, the Existing Senior Note Purchase Agreement shall be amended as follows:

            a. The April 15 Letter referred to in clause (i) of the definition of "Permitted Liens" is amended as set forth in that certain letter dated as of June 30, 1996 among the Company, Merisel, Inc. and the Noteholders (the "April 15 Letter
Amendment").

            b.   Section 6.37 of the Existing Senior Note
Purchase Agreement is amended to delete the figure therein which reads "$475,000,000" opposite the period therein which reads "2nd
Quarter of 1996" and the figure "$420,000,000" for such period shall be substituted in lieu thereof.

            c.   Section 7.1(e) of the Existing Senior Note
Purchase Agreement is amended to read in its entirety as follows:

            "(e) Any representation or warranty made by the Company or Merisel, Inc. herein or under the Third Amendment and Waiver to Amended and Restated Senior Note Purchase Agreement dated as of April 12, 1996 (the "Third Amendment") among the Company, Merisel, Inc. and the Noteholders or under the Fourth Amendment to Amended and Restated Senior Note Purchase Agreement dated as of June 30, 1996 (the "Fourth Amendment") among the Company, Merisel, Inc. and the Noteholders, or made by the Company or Merisel, Inc. in any statement or certificate furnished by the Company or Merisel, Inc., as the case may be, in connection with the consummation of the issuance of the Notes or otherwise pursuant to this Agreement, the Third Amendment or the Fourth Amendment, is untrue in any material respect as of the date of the issuance or making thereof; or"

            d.   Section 7.3 of the Existing Senior Note Purchase
Agreement is amended in the following respects:

                 (1)  The words therein which read "paragraphs
     (c) through (h), inclusive," shall be deleted in each place where they appear and the words "paragraphs (c) through (j), inclusive, and paragraphs (n) through (t), inclusive," shall be substituted in lieu thereof.

                 (2)  The words therein which read "paragraph
     (i), (j) or (k)" shall be deleted in each place where they appear and the words "paragraph (k), (l) or (m)" shall be substituted in lieu thereof.

                 (3) The last paragraph thereof shall be deleted in its entirety.

            e. Section 7.4 of the Existing Senior Note Purchase Agreement is amended by deleting the words therein which read "paragraphs (c) through (h), inclusive," and substituting the words "paragraphs (c) through (j), inclusive, and paragraphs (n) through (t), inclusive," in lieu thereof.

  SECTION 2. Reaffirmation of Parent Guaranty. By its signature below, Merisel, Inc. (i) consents to the amendment of the Existing Senior Note Purchase Agreement by this Amendment, (ii) acknowledges and reaffirms its obligations owing under the Parent Guaranty and (iii) agrees that the Parent Guaranty is and shall remain in full force and affect.
                              -2-

  SECTION 3. Conditions To Effectiveness. The amendments set forth in Section 1 of this Amendment shall become effective as of June 30, 1996 upon the satisfaction of all of the following conditions precedent on or prior to August 12, 1996 (such date being referred to herein as the "Condition Satisfaction Date"):

            a. On or before the Condition Satisfaction Date, the Company shall deliver to each of the Noteholders the following described documents (each of which shall be reasonably satisfactory in form and substance to the Noteholders and their counsel):

                    (i)  This Amendment duly executed by the
     Company and Merisel, Inc.;

                   (ii)  Reaffirmation and Consent of Guarantor,
     duly executed by Merisel Europe, in substantially the form attached hereto as Exhibit A (the "Europe Reaffirmation").

                  (iii)  Reaffirmation and Consent of Guarantor,
     duly executed by Merisel Canada, in substantially the form attached hereto as Exhibit B (the "Canada Reaffirmation").

                   (iv)  Copies of resolutions of the board of
     directors of each of the Company and Merisel, Inc. authorizing the transactions contemplated by this Amendment, certified as of the Condition Satisfaction Date by a senior officer of the Company or Merisel, Inc., as the case may be;

                    (v)  Copies of resolutions of the board of
     directors of Merisel Europe authorizing the transactions contemplated by the Europe Guaranty, as reaffirmed by the Europe Reaffirmation, certified as of the Condition Satisfaction Date by a senior officer of Merisel Europe;

                   (vi)  Copies of resolutions of the sole
     shareholder of Merisel Canada authorizing the transactions contemplated by the Canada Guaranty, as reaffirmed by the Canada Reaffirmation, certified as of the Condition Satisfaction Date by a senior officer of Merisel Canada;

                  (vii)  A certificate of a senior officer of
     each of the Company and Merisel, Inc. certifying (A) the names and true signatures of the officers of the Company or Merisel, Inc., as the case may be, authorized to execute, deliver and perform, as applicable, on behalf of the Company or Merisel, Inc., as the case may be, this Amendment, the
                              -3-

     Senior Note Purchase Agreement and the Parent Guaranty and
     (B) that the certificate of incorporation and bylaws of the Company and Merisel, Inc., as applicable, remain in full force and effect as of the Condition Satisfaction Date and have not been amended, modified, supplemented or otherwise altered in any respect since April 15, 1996;

                 (viii)  A certificate of a senior officer of
     Merisel Europe certifying (A) the names and true signatures of the officers of Merisel Europe authorized to execute, deliver and perform, as applicable, on behalf of Merisel Europe the Europe Reaffirmation and the Europe Guaranty and
     (B) that the certificate of incorporation and bylaws of Merisel Europe remain in full force and effect as of the Condition Satisfaction Date and have not been amended, modified, supplemented or otherwise altered in any respect since April 15, 1996; and

                   (ix)  A certificate of a senior officer of
     Merisel Canada certifying (A) the names and true signatures of the officers of Merisel Canada authorized to execute, deliver and perform, as applicable, on behalf of Merisel Canada the Canada Reaffirmation and the Canada Guaranty and
     (B) that the certificate of articles of amalgamation and the bylaws of Merisel Canada remain in full force and effect as of the Condition Satisfaction Date and have not been amended, modified, supplemented or otherwise altered in any respect since April 15, 1996.

               b. On or before the Condition Satisfaction Date, the New Revolving Credit Agreement shall have been amended in a manner reasonably satisfactory to each Noteholder and its counsel and such amendment shall be in full force and effect and by their execution and delivery hereof the Noteholders signatory hereto shall have consented to such amendment to the New Revolving Credit Agreement.

               c. On or before the Condition Satisfaction Date, the Subordinated Note Purchase Agreement shall have been amended in a manner reasonably satisfactory to each Noteholder and its counsel and such amendment shall be in full force and effect.

               d. On or before the Condition Satisfaction Date, the Company shall have paid to each Noteholder that shall have executed and delivered by 5:00 p.m. (Los Angeles time) on August 9, 1996 counterpart signature pages to this Amendment and the
                             -4-

April 15 Letter Amendment, an amendment fee in an amount equal to
(x) the greater of (A) 0.10% and (B) the percentage applicable to any amendment fee that the Revolving Credit Lenders may be paid in connection with the amendments similar to those effected by this Amendment multiplied by (y) such Noteholder's Pro Rata Share of the aggregate principal amount of Notes outstanding on the Condition Satisfaction Date.

               e. On or before the Condition Satisfaction Date, the Company shall have paid all out-of-pocket costs, fees and expenses required under Section 9.5 of the Senior Note Purchase Agreement which were incurred up to the Condition Satisfaction Date and evidenced by invoice delivered to the Company; and the Company shall have complied with their deposit obligations with Orrick, Herrington & Sutcliffe as set forth in the OH&S Fee Agreement.

               f. On or before the Condition Satisfaction Date, all corporate and other proceedings required to be taken in connection with the transactions contemplated by this Amendment shall have been taken.

               g. All governmental actions or filings necessary for the execution, delivery and performance of this Amendment shall have been made, taken or obtained, and no order, statutory rule, regulation, executive order, decree, judgment or injunction shall have been enacted, entered, issued, promulgated or enforced by any court or other governmental entity which prohibits or restricts the transactions contemplated by this Amendment, nor shall any action have been commenced or, to the Company's or Merisel, Inc.'s knowledge, threatened seeking any injunction or any restraining or other order to prohibit, restrain, invalidate or set aside the transactions contemplated by this Amendment.

               h. The representations and warranties set forth in this Amendment shall be true and correct in all material respects as of the Condition Satisfaction Date.

     SECTION 4. Representations and Warranties. In order to induce the Noteholders to enter into this Amendment and amend the Existing Senior Note Purchase Agreement in the manner provided in this Amendment, each of the Company and Merisel, Inc. represents and warrants to each Noteholder as of the Condition Satisfaction Date as follows:
                             -5-

               a. Corporate Existence and Power. Each of the Company, Merisel, Inc., Merisel Europe and Merisel Canada:

                    (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

                   (ii)  has the power and authority and all
     governmental licenses, authorizations, consents and approvals to own its assets and carry on its business and to execute, deliver, and perform its obligations under, and carry out the transactions contemplated by, as applicable, the Amendment, the Senior Note Purchase Agreement, the Notes, the Parent Guaranty, the Europe Reaffirmation, the Europe Guaranty, the Canada Reaffirmation and the Canada Guaranty;

                  (iii)  is duly qualified as a foreign
     corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license or where the failure so to qualify would not have a material adverse effect on the condition (financial or otherwise), business or prospects of Merisel, Inc. and its Subsidiaries taken as a whole; and

                   (iv)  is in material compliance with all
     material requirements of law.

               b. Corporate Authorization; No Contravention. The execution and delivery of this Amendment and the Notes, and performance of the Senior Note Purchase Agreement, the Notes and the Parent Guaranty, by the Company and Merisel, Inc., as applicable, and the execution and delivery of the Europe Reaffirmation and the Canada Reaffirmation, and performance of the Europe Guaranty and the Canada Guaranty, by Merisel Europe and Merisel Canada, as applicable, have been duly authorized by all necessary corporate action on behalf of such Person and do not and will not:

                    (i)  contravene the terms of any of such
     Person's certificate of incorporation or bylaws;

                   (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any federal, state or other governmental authority or regulatory body to which such Person or its property is subject where such conflict, breach, contravention or Lien could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business
                             -6-
     or prospects of Merisel, Inc. and its Subsidiaries taken as a whole; or

                  (iii)  violate any material requirement of law.

               c. Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any federal, state or other governmental authority or regulatory body is necessary or required in connection with (i)Ethe execution and delivery of this Amendment and performance of the Senior Note Purchase Agreement, the Notes and the Parent Guaranty, by the Company and Merisel, Inc., as applicable, and the execution and delivery of the Europe Reaffirmation and the Canada Reaffirmation, and performance of the Europe Guaranty and the Canada Guaranty, by Merisel Europe and Merisel Canada, as applicable, or (ii)Ethe continued operation of Merisel, Inc.'s or any of its Subsidiaries' business as contemplated to be conducted after the date hereof by the Senior Note Purchase Agreement, except in each case such approvals, consents, exemptions, authorizations or other actions, notices or filings (A)Eas have been obtained, (B)Eas may be required under state securities or Blue Sky laws, (C)Eas are of a routine or administrative nature and are either (x)Enot customarily obtained or made prior to the consummation of transactions such as the transactions described in clauses (i) or
(ii) or (y)Eexpected in the judgment of any such Person to be obtained in the ordinary course of business subsequent to the consummation of the transactions described in clauses (i) or
(ii), or (D) that, if not obtained, could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business or prospects of Merisel, Inc. and its Subsidiaries taken as a whole.

               d. Binding Effect. The Senior Note Purchase Agreement and the Notes constitute the legal, valid and binding obligation of the Company; the Senior Note Purchase Agreement and the Parent Guaranty constitute the legal, valid and binding obligation of Merisel, Inc.; and the Europe Guaranty and the Canada Guaranty constitute the legal, valid and binding obligations of Merisel Europe and Merisel Canada, respectively, in each case, in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

               e. No Default. After giving effect to this Amendment, no Default or Event of Default exists or would result from the transactions contemplated by this Amendment. As of the Condition Satisfaction Date and giving effect to any amendment received by Merisel, Inc. or any of its Subsidiaries on the Condition Satisfaction Date, including, without limitation, this Amendment, neither the Company, Merisel, Inc. nor any Affiliate
                            -7-
of the Company or Merisel, Inc. is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business or prospects of Merisel, Inc. and its Subsidiaries taken as a whole, or that would, if such default had occurred after the Condition Satisfaction Date, create an Event of Default under subsection 7.1(c) of the Senior Note Purchase Agreement.

               f. Financial Statements. (i) The Noteholders have been furnished with an unaudited consolidated balance sheet of Merisel, Inc. as of March 31, 1996, and related unaudited consolidated statements of income, cash flow and changes in stockholders' equity for the fiscal quarter ended on said date. Such financial statements have been prepared in accordance with GAAP consistently applied, present fairly the consolidated financial position of Merisel, Inc. as of such date, and the consolidated results of operations and changes in cash flows and stockholders' equity for such period.

          (ii) Since March 31, 1996, there has been no material adverse change in the Assets, business, profits, or condition (financial or otherwise) of Merisel, Inc. or its Subsidiaries, taken as a whole, as shown on the financial statements referenced above.
               g.   Representations and Warranties in the
Existing Senior Note Purchase Agreement. The Company confirms that as of the Condition Satisfaction Date the representations and warranties contained in the Existing Senior Note Purchase Agreement remain (before and after giving effect to this Amendment) true and correct in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date.

     SECTION 5.  Miscellaneous.

               a.   Reference to and Effect on the Existing
Senior Note Purchase Agreement and the April 15 Letter.

                    (i)  Except as specifically amended by this
     Amendment and the April 15 Letter Amendment, and the documents executed and delivered in connection therewith, the Existing Senior Note Purchase Agreement and the April 15 Letter, respectively, shall remain in full force and effect and are hereby ratified and confirmed.

                   (ii) The execution, delivery and performance of this Amendment and the April 15 Letter Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any
                             -8-
     right, power or remedy of the Noteholders under, the Existing Senior Note Purchase Agreement.

                  (iii) Upon the conditions precedent set forth herein being satisfied, all references to the Senior Note Purchase Agreement shall be deemed to be references to the Existing Senior Note Purchase Agreement as amended by this Amendment.

                   (iv)  Upon the conditions precedent set forth
     herein being satisfied, all references to the April 15
     Letter shall be deemed to be references to the April 15
     Letter as amended by the April 15 Letter Amendment.

               b. Fees and Expenses. The Company acknowledges that all out-of-pocket costs, fees and expenses incurred in connection with this Amendment will be paid in accordance with
Section 9.5 of the Existing Senior Note Purchase Agreement; and the Company further acknowledges that its deposit obligations with Orrick, Herrington & Sutcliffe will be complied with in accordance with the OH&S Fee Agreement.

               c. Post-Closing Amendment Fees. The Company agrees to promptly pay to each Noteholder that shall have executed and delivered subsequent to 5:00 p.m. (Los Angeles time) on August 9, 1996 and prior to 5:00 p.m. (Los Angeles time) on August 20, 1996 counterpart signature pages to this Amendment and the April 15 Letter Amendment, the amendment fee referred to in
Section 3.d. of this Amendment; provided however that if Noteholders sufficient to constitute the Required Noteholders shall not have executed and delivered by 5:00 p.m. (Los Angeles time) on August 9, 1996, counterpart signature pages to this Amendment and the April 15 Letter Amendment or the conditions precedent set forth in Section 3 above have not been satisfied or waived on or prior to the Condition Satisfaction Date, the Company shall have no obligation to pay any amendment fees pursuant to this Section 5.c. Failure by the Company to comply with this provision shall constitute an Event of Default under the Senior Note Purchase Agreement.

               d. Headings. Section and subsection headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

               e. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

               f. Complete Agreement. The Senior Note Purchase Agreement, together with the exhibits and schedules thereto, the Notes, the Parent Guaranty, the Canada Guaranty, the Europe Guaranty, the April 11 Letter, the April 12 Letter, the April 14 Letter and the April 15 Letter, the Orrick, Herrington & Sutcliffe Fee Agreement, the Houlihan Fee Agreement, the April 15 Letter Amendment and the other agreements referred to herein or therein, is intended by the parties as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement.
                             -9-

               (g)  Governing Law.  This Amendment shall be
governed by and construed according to the laws of the State of California.



               [THIS SPACE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                             "Company"


                             MERISEL AMERICAS, INC.,
                             a Delaware corporation



                             By:
                             Name:
                             Title:


                             "Merisel, Inc."


                             MERISEL, INC.,
                             a Delaware corporation



                             By:
                             Name:
                             Title:

                             "Noteholders"


_____%                       GOLDMAN, SACHS & CO.



                             By:
                             Name:
                             Title:


_____%                       PRINCIPAL MUTUAL LIFE
                             INSURANCE COMPANY



                             By:
                             Name:
                             Title:



                             By:
                             Name:
                             Title:


____%                        FIRST AUSA LIFE INSURANCE COMPANY



                             By:
                             Name:
                             Title:
                             -11-

____%                        PFL LIFE INSURANCE COMPANY



                             By:
                             Name:
                             Title:


____%                        LIFE INVESTORS INSURANCE COMPANY
                             OF AMERICA



                             By:
                             Name:
                             Title:


____%                        BANKERS UNITED LIFE ASSURANCE
                             COMPANY



                             By:
                             Name:
                             Title:


____%                        INTERNATIONAL LIFE INVESTORS
                             INSURANCE COMPANY



                             By:
                             Name:
                             Title:

____%                        INCE & CO., as nominee for
                             THE CANADA LIFE ASSURANCE COMPANY



                             By:
                             Name:
                             Title:


____%                        CUMMINGS & CO., as nominee for
                             CANADA LIFE INSURANCE COMPANY OF
                             AMERICA



                             By:
                             Name:
                             Title:


____%                        AMERITAS LIFE INSURANCE CORP.

                             By:   Ameritas Investment Advisors,
                                   Inc., as Agent



                             By:
                             Name:
                             Title:


____%                        PROVIDENT MUTUAL LIFE INSURANCE
                             COMPANY OF PHILADELPHIA



                             By:
                             Name:
                             Title:


____%                        PROVIDENT MUTUAL LIFE AND ANNUITY
                             COMPANY OF AMERICA



                             By:
                             Name:
                             Title:

                             EXHIBIT A

              Reaffirmation and Consent of Guarantor


          All capitalized terms used and not otherwise defined in this Reaffirmation and Consent of Guarantor (this "Reaffirmation and Consent") shall have the same meanings in this Reaffirmation and Consent as set forth in that certain Fourth Amendment to Amended and Restated Senior Note Purchase Agreement dated as of June 30, 1996 (the "Amendment").

          The undersigned hereby (a) represents and warrants to the Noteholders that the execution, delivery, and performance of this Reaffirmation and Consent are within its corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected; (b) consents to the amendment of the Existing Senior Note Purchase Agreement by the Amendment; (c) acknowledges and reaffirms its obligations owing under the Europe Guaranty; and (d) agrees that (i) the Europe Guaranty shall remain in full force and effect and hereby is ratified and confirmed in all respects, and (ii) the execution, delivery, and performance hereof shall not operate as a waiver, or except as expressly set forth herein, as an amendment, of any right, power or remedy of the Noteholders under the Europe Guaranty, as in effect prior to the date hereof, or any further or other matter.


          DATED as of June 30, 1996.

                              MERISEL EUROPE, INC.



                              By:
                              Name:
                              Title:

                             EXHIBIT B

              Reaffirmation and Consent of Guarantor


          All capitalized terms used and not otherwise defined in this Reaffirmation and Consent of Guarantor (this "Reaffirmation and Consent") shall have the same meanings in this Reaffirmation and Consent as set forth in that certain Fourth Amendment to Amended and Restated Senior Note Purchase Agreement dated as of June 30, 1996 (the "Amendment").

          The undersigned hereby (a) represents and warrants to the Noteholders that the execution, delivery, and performance of this Reaffirmation and Consent are within its corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its articles or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected; (b) consents to the amendment of the Existing Senior Note Purchase Agreement by the Amendment; (c) acknowledges and reaffirms its obligations owing under the Canada Guaranty; and (d) agrees that (i) the Canada Guaranty shall remain in full force and effect and hereby is ratified and confirmed in all respects, and (ii) the execution, delivery, and performance hereof shall not operate as a waiver, or except as expressly set forth herein, as an amendment, of any right, power or remedy of the Noteholders under the Canada Guaranty, as in effect prior to the date hereof, or any further or other matter.


          DATED as of June 30, 1996.

                              MERISEL CANADA INC.



                              By:
                              Name:
                              Title:
                             -15-